UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 9, 2016

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Hibernia Acquisition

On November 9, 2016, GTT Communications, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement, by and among the Company, Murosa Development S.A.R.L., a company organized under the laws of Luxembourg (“Murosa”), Columbia Ventures Corporation, a Washington corporation (together with Murosa, the “Sellers”), Hibernia NGS Limited, a private company limited by shares formed under the laws of the Republic of Ireland (“Hibernia”), and Murosa in its capacity as the Seller Representative (the “Purchase Agreement”), pursuant to which the Company agreed to acquire from the Sellers all of the equity interests in Hibernia (the “Acquisition”) for a purchase price of $590.0 million, subject to adjustment.

The purchase price will be paid $515.0 million in cash and by delivery of 3,329,872 shares of the common stock, par value $0.0001 per share, of the Company (valued in the aggregate for this purpose at $75.0 million).  At the closing of the transaction, the Company will deposit $15.0 million of the purchase price into an escrow account, to be held for a period of one year to serve as a source of recovery for indemnification payments to which the Company may become entitled.  The balance of the purchase price will be applied at the closing to pay off the outstanding funded debt of Hibernia and its subsidiaries, and any transaction expenses of Hibernia remaining unpaid as of the closing, and the remainder will be paid to the Sellers.  The purchase price is subject to an estimated adjustment at the closing and a final adjustment after the closing, in each case for cash, net working capital, transaction expenses, indebtedness, certain tax payments and certain prepaid customer contracts.

Pursuant to the Purchase Agreement, the parties have made certain customary representations and warranties, and have agreed to certain covenants, agreements and indemnification provisions.  Among the covenants and agreements is a commitment to use commercially reasonable efforts to take, or cause to be taken, all actions and do all things necessary, proper or advisable to consummate and make effective the Acquisition, including the satisfaction of each of the parties’ respective closing conditions set forth in the Purchase Agreement.  The Sellers and Hibernia have also agreed to various covenants, including, among other things and subject to certain exceptions,

•                  to conduct Hibernia’s business in the ordinary course of business consistent with past practices during the period between the execution of the Purchase Agreement and the closing, and not to engage in certain transactions during such period,

•                  not to sell or otherwise dispose of any of the Hibernia shares, permit any lien to encumber the Hibernia shares or waive any material right with respect to the Hibernia shares,

•                  not to enter into discussions or negotiations concerning any alternative acquisition proposal involving Hibernia, and

•                  to provide the Company reasonable access during normal business hours to the facilities, assets, books and records of Hibernia and its subsidiaries and to certain executive officers, agents and representatives of Hibernia and its subsidiaries.

The completion of the Acquisition is subject to certain conditions, including, among others,

•                  approval by the Federal Communications Commission for the transfer of control of Hibernia Atlantic U.S. LLC’s Section 214 domestic and international licenses as well as for its landing station license,

•                  subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company, on the one hand, and the Sellers and Hibernia, on the other hand,

•                  subject to certain exceptions and qualifications, compliance in all respects by the Company, on the one hand, and the Sellers and Hibernia, on the other hand, with their respective obligations under the Purchase Agreement, and

•                  the absence of any injunction or order that prohibits or restrains the consummation of the Acquisition.

The Purchase Agreement provides for limited termination rights, including, but not limited to, by the mutual consent of the Company and the Seller Representative; upon certain breaches of representations, warranties, covenants or agreements; upon certain governmental orders or actions enjoining or prohibiting the closing of the Acquisition; and in the event the Acquisition has not been consummated on or before May 5, 2017.

The Acquisition is expected to close in the first quarter of 2017.

Company Financing

Under the terms of the Purchase Agreement, the parties have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary to obtain debt financing to provide funding for the Acquisition; however, obtaining such financing is not a condition to the Closing.  The Company has engaged KeyBanc Capital Markets Inc., Credit Suisse and their banking affiliates to provide committed financing for the transaction.  This financing is expected to consist of (x) a new $700 million Term Loan B and $75 million revolving credit facility, which will replace the Company’s current credit facility, and (y) senior unsecured notes yielding gross proceeds of $300 million (or, if the offering of the notes yielding at least $300 million of gross proceeds is not consummated prior to, or concurrently with, the acquisition, the drawdown of a senior unsecured bridge loan facility).  The commitment of KeyBanc, Credit Suisse and their banking affiliates to provide the financing is subject to a number of conditions, including, without limitation, mutual acceptance of final loan documentation.

Cautionary Statement

The foregoing description of the Purchase Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or Hibernia or the other parties to the Purchase Agreement.  The representations, warranties and covenants contained in the Purchase Agreement (1) were made by the parties only for purposes of the Purchase Agreement, (2) were made solely for the benefit of the parties to the Purchase Agreement, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company, the Sellers or Hibernia or their respective businesses.  Investors should not rely on the representations, warranties, covenants or agreements in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or Hibernia or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Purchase Agreement may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02                                           Unregistered Sale of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Sellers have subscribed to purchase an aggregate of 3,329,872 shares of Company common stock.

The Company will issue the shares at the closing of the Acquisition, and the issuance is subject to the consummation of the Acquisition and certain other conditions.  The Company common stock has been valued at $22.5234 per share for this purpose, which is the unweighted average of the daily volume weighted average price for share of Company common stock on The New York Stock Exchange for the period of twenty days preceding the date of the Purchase Agreement.  These Company shares will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.

Item 8.01                                           Other Events

On November 9, 2016, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Share Purchase Agreement, dated as of November 8, 2016, by and among GTT Communications, Inc., a Delaware corporation, Murosa Development S.A.R.L., a company organized under the laws of Luxembourg (“Murosa”), Columbia Ventures Corporation, a Washington corporation, Hibernia NGS Limited, a private company limited by shares formed under the laws of the Republic of Ireland, and Murosa as the Seller Representative.

99.1                        Press Release dated November 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Share Purchase Agreement, dated as of November 8, 2016, by and among GTT Communications, Inc., a Delaware corporation, Murosa Development S.A.R.L., a company organized under the laws of Luxembourg (“Murosa”), Columbia Ventures Corporation, a Washington corporation, Hibernia NGS Limited, a private company limited by shares formed under the laws of the Republic of Ireland, and Murosa as the Seller Representative.

99.1	Press Release dated November 9, 2016.